EXHIBIT (99)(a)

NEWS RELEASE

October 17, 2008
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $1.7 million, or $0.31 basic and diluted net income per share, for the three months ended September 30, 2008 as compared to $2.6 million or $0.46 basic net income per share and $0.45 diluted net income per share, for the same period one year ago.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in third quarter earnings to an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income.   Mr. Wolfe noted that the decline in earnings for the third quarter reflects the impact of the current financial crisis, as the Company saw an increase in the level of charge-offs and related increase in the provision for loan losses compared to the same quarter in 2007.  However, Peoples Bancorp continues to be in the top quartile of public banks in North Carolina in terms of returns on assets and equity.

Year-to-date net income as of September 30, 2008 was $6.0 million, or $1.07 basic net income per share and $1.06 diluted net income per share as compared to $8.0 million, or $1.40 basic net income per share and $1.37 diluted net income per share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to a decrease in net interest income, an increase in provision for loan losses and an increase in non-interest expense, which were partially offset by an increase in non-interest income as discussed below.

Shareholders’ equity increased to $73.2 million, or 7.60% of total assets, at September 30, 2008 as compared to 68.3 million, or 7.88% of total assets, at September 30, 2007 as a result of net income earned less dividends paid for the period combined with a $1.4 million increase in accumulated other comprehensive income (loss) from September 30, 2007 to September 30, 2008.  The increase in accumulated other comprehensive income (loss) is due to an increase in the market value of available for sale securities and derivative instruments.

Peoples Bank added to its liquidity at September 30, 2008 by increasing its borrowing capacity at the Federal Reserve.  The Bank pledged loans receivable totaling $294.4 million and now has the ability to borrow $224.8 million from the Federal Reserve.  The Bank has tested its access to the line with the Federal Reserve as part of its on-going liquidity management and now has immediate access to its line of credit.

The provision for loan losses for the three months ended September 30, 2008 was $1.0 million as compared to $296,000 for the same period one year ago, primarily attributable to a $5.2 million increase in non-performing assets from September 30, 2007 to September 30, 2008, an increase in net charge-offs to $914,000 from $123,000 and increased loan growth.  Net charge-offs in the quarter ended September 30, 2008 included charge-offs of $501,000 on loans to a local builder whose loans were foreclosed upon in the same quarter.  The Bank now has $2.2 million in three residential properties in Other Real Estate Owned at September 30, 2008 after these foreclosures.  The largest property is a home with a current book value of $1.3 million after the Bank paid $1.0 million to the holder of the first mortgage at foreclosure.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS – PAGE TWO

Non-interest income increased 25% to $2.5 million for the three months ended September 30, 2008, as compared to $2.0 million for the same period one year ago.  Increases in components of non-interest income for the three months ended September 30, 2008 compared to the same period last year include a $415,000 increase in service charges and fees resulting from growth in the deposit base coupled with normal pricing changes and a $30,000 increase in mortgage banking income.  These increases in non-interest income were combined with a $227,000 decrease in the loss on sale of securities in third quarter 2008 when compared to third quarter 2007 and losses on Other Real Estate Owned.  The loss on the sale and write-down of securities for the three months ended September 30, 2008 includes a $300,000 write-down of an asset classified as investment securities available for sale.  Management determined the market value of this investment had decreased significantly and was not a temporary impairment therefore a write-down was appropriate during the third quarter 2008.  The remaining book balance of this asset is less than $200,000.  This asset is a publicly traded bank stock but is not Federal National Mortgage Association (“FNMA”) or Federal Home Loan Mortgage Corporation (“FHLMC”).  The Company does not own any stock in FNMA or FHLMC.

Non-interest expense increased 17% to $7.3 million for the three months ended September 30, 2008, as compared to $6.2 million for the same period last year.  The increase in non-interest expense is primarily due to an increase of $653,000 or 20% in salaries and benefits expense due to normal salary increases and expense associated with additional staff for new branches and a net increase of $386,000 or 22% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $115,000 in FDIC insurance expense and an increase of $95,000 in deposit program expense.

Year-to-date net interest income as of September 30, 2008 decreased 4% to $24.7 million compared to $25.9 million for the same period one year ago.   This decrease is primarily attributable to a reduction in the Bank’s prime commercial lending rate.   The decrease in loan interest income resulting from a decline in prime rate was partially offset by an increase in income from derivative instruments.  Net income from derivative instruments was $2.2 million for the nine months ended September 30, 2008 compared to a net loss of $323,000 for the same period in 2007.  Net interest income after the provision for loan losses decreased 8% to $22.6 million for the nine months ended September 30, 2008, compared to $24.6 million for the same period one year ago.  The provision for loan losses for the nine months ended September 30, 2008 was $2.1 million as compared to $1.3 million for the same period one year ago, primarily attributable to an increase in non-performing assets, net charge-offs and increased loan growth.

Non-interest income increased 26% to $7.9 million for the nine months ended September 30, 2008, as compared to $6.3 million for the same period one year ago.  The increase in non-interest income is primarily due to an increase in service charges and fees of $1.2 million resulting from growth in deposit base coupled with normal pricing changes and an increase of $91,000 in mortgage banking income.  These increases in non-interest income were combined with a $421,000 decrease in the loss on sale and write-down of securities for the nine months ended September 30, 2008 when compared to the same period last year.

Non-interest expense increased 16% to $21.3 million for the nine months ended September 30, 2008, as compared to $18.4 million for the same period last year. The increase in non-interest expense included: (1) an increase of $1.5 million or 15% in salaries and benefits expense due to normal salary increases and expenses associated with additional staff for the new branches, (2) an increase of $134,000 or 4% in occupancy expense due to an increase in furniture and equipment expense and lease expense associated with new offices, and (3) a net increase of $1.2 million or 25% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $342,000 in FDIC insurance expense, an increase of $283,000 in deposit program expense and an increase of $93,000 in advertising expense.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS – PAGE THREE

Total assets as of September 30, 2008 amounted to $964.0 million, an increase of 11% compared to total assets of $867.4 million at September 30, 2007.  This increase is primarily attributable to an increase in loans.  Loans increased 11% to $765.1 million as of September 30, 2008 compared to $689.4 million as of September 30, 2007.  Interest-bearing due from banks deposits increased $17.3 million due to a $17.3 million increase in overnight deposits at the Federal Home Loan Bank as of September 30, 2008 compared to September 30, 2007.

Non-performing assets increased 11% to $12.6 million or 1.30% of total assets at September 30, 2008, compared to $11.3 million or 1.20% of total assets at June 30, 2008 primarily due to a $2.0 million increase in Other Real Estate Owned, which was partially offset by a $816,000 decrease in non-performing loans.  Non-performing assets amounted to $8.5 million or 0.93% of total assets at December 31, 2007 and $7.3 million or 0.84% of total assets at September 30, 2007.  The allowance for loan losses at September 30, 2008 amounted to $9.8 million or 1.28% of total loans compared to $8.7 million or 1.26% of total loans at September 30, 2007.

Deposits amounted to $753.9 million as of September 30, 2008, representing an increase of 12% over deposits of $675.4 million at September 30, 2007.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $31.0 million to $517.5 million at September 30, 2008 as compared to $486.5 million at September 30, 2007 due to concerted efforts to attract additional deposits from existing customers and to attract new customers in our existing offices along with deposits gathered in the three new offices that have opened since May 2007.  The Bank also introduced remote deposit capture for customers in 2007, which has enabled the Bank to gather additional deposits from several existing customers and has been helpful in attracting new customers.  Certificates of deposit in amounts greater than $100,000 or more totaled $230.9 million at September 30, 2008 as compared to $189.0 million at September 30, 2007.

Securities sold under agreement to repurchase increased $11.9 million to $32.2 million at September 30, 2008 as compared to $20.3 million at September 30, 2007 as concerted efforts to promote cash management services have increased customer usage of this product.

Peoples Bank operates entirely in North Carolina, with 11 offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County, three offices in Mecklenburg County, one office in Union County, one office in Iredell County and one office in Wake County.  The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2007.

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
September 30, 2008, December 31, 2007 and September 30, 2007

	September 30, 2008	December 31, 2007	September 30, 2007
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$24,929,113	$26,108,437	$22,679,114
Interest bearing deposits	18,822,322	1,539,190	1,508,072
Federal funds sold	2,463,000	2,152,000	2,458,000
Cash and cash equivalents	46,214,435	29,799,627	26,645,186

Investment securities available for sale	115,845,961	120,968,358	120,210,033
Other investments	6,302,809	6,433,947	5,961,447
Total securities	122,148,770	127,402,305	126,171,480

Loans	765,103,676	722,276,948	689,362,842
Less: Allowance for loan losses	(9,762,716)	(9,103,058)	(8,687,033)
Net loans	755,340,960	713,173,890	680,675,809

Premises and equipment, net	18,531,551	18,234,393	17,239,716
Cash surrender value of life insurance	6,958,703	6,776,379	6,713,988
Accrued interest receivable and other assets	14,827,754	11,875,202	9,927,386
Total assets	$964,022,173	$907,261,796	$867,373,565

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$115,078,272	$112,071,090	$116,792,169
NOW, MMDA & Savings	213,593,478	196,959,895	189,087,635
Time, $100,000 or more	230,884,930	203,499,504	188,982,647
Other time	194,310,755	181,108,214	180,586,078
Total deposits	753,867,435	693,638,703	675,448,529

Demand notes payable to U.S. Treasury	1,600,000	1,600,000	1,600,000
Securities sold under agreement to repurchase	32,230,836	27,583,263	20,315,345
FHLB borrowings	77,000,000	87,500,000	77,000,000
Junior subordinated debentures	20,619,000	20,619,000	20,619,000
Accrued interest payable and other liabilities	5,478,633	6,219,248	4,061,992
Total liabilities	890,795,904	837,160,214	799,044,866

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 5,589,056 shares in 2008
and 5,624,234 shares in 2007	48,142,244	48,651,895	49,124,903
Retained earnings	23,252,402	19,741,876	18,814,608
Accumulated other comprehensive income (loss)	1,831,623	1,707,811	389,188
Total shareholders' equity	73,226,269	70,101,582	68,328,699

Total liabilities and shareholders' equity	$964,022,173	$907,261,796	$867,373,565

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2008 and 2007

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$12,734,326	$14,095,485	$38,407,058	$41,466,693
Interest on federal funds sold	17,634	32,634	52,350	367,331
Interest on investment securities:
U.S. Government agencies	1,065,268	1,150,619	3,304,971	3,411,555
States and political subdivisions	224,765	220,344	667,546	661,536
Other	79,740	125,662	314,946	363,625
Total interest income	14,121,733	15,624,744	42,746,871	46,270,740

INTEREST EXPENSE:
NOW, MMDA & savings deposits	807,841	1,077,857	2,514,458	2,975,499
Time deposits	3,535,641	4,378,969	11,466,705	12,983,826
FHLB borrowings	891,083	964,334	2,721,868	2,781,347
Junior subordinated debentures	232,436	371,225	789,833	1,095,572
Other	159,575	245,997	513,324	543,468
Total interest expense	5,626,576	7,038,382	18,006,188	20,379,712
NET INTEREST INCOME	8,495,157	8,586,363	24,740,683	25,891,029
PROVISION FOR LOAN LOSSES	1,035,000	296,000	2,107,000	1,253,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,460,157	8,290,363	22,633,683	24,638,029

NON-INTEREST INCOME:
Service charges	1,410,765	1,082,248	3,814,247	3,017,921
Other service charges and fees	574,937	488,737	1,842,339	1,423,461
Gain (loss) on sale and write-down of securities	(140,335)	(367,430)	(140,335)	(561,832)
Mortgage banking income	165,516	135,863	526,036	435,475
Insurance and brokerage commission	103,612	177,140	329,987	408,704
Miscellaneous	391,284	490,602	1,541,826	1,543,955
Total non-interest income	2,505,778	2,007,159	7,914,100	6,267,684
NON-INTEREST EXPENSE:
Salaries and employee benefits	3,889,129	3,235,765	11,434,589	9,907,668
Occupancy	1,227,959	1,204,188	3,652,236	3,518,721
Other	2,160,508	1,774,126	6,234,574	4,988,601
Total non-interest expenses	7,277,596	6,214,078	21,321,399	18,414,990

INCOME BEFORE INCOME TAXES	2,688,340	4,083,443	9,226,384	12,490,722
INCOME TAXES	942,000	1,470,800	3,233,800	4,500,841

NET INCOME	$1,746,340	$2,612,643	$5,992,584	$7,989,881
PER SHARE AMOUNTS
Basic net income	$0.31	$0.46	$1.07	$1.40
Diluted net income	$0.31	$0.45	$1.06	$1.37
Cash dividends	$0.12	$0.12	$0.36	$0.29
Book value	$13.10	$12.09	$13.10	$12.09

PEOPLES BANCORP ANNOUNCES THIRD QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2008 and 2007

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$113,458,903	$120,507,482	$115,897,790	$120,390,142
Loans	757,422,504	672,561,916	738,039,530	654,197,497
Earning assets	885,427,942	803,686,601	866,513,480	792,091,510
Assets	938,729,306	849,343,069	920,419,094	835,890,065
Deposits	729,485,078	658,620,691	712,834,647	652,900,510
Shareholders' equity	73,942,709	67,515,802	75,837,233	69,321,766

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.90%	4.34%	3.91%	4.48%
Return of average assets	0.74%	1.22%	0.87%	1.28%
Return on average shareholders' equity	9.40%	15.35%	10.56%	15.41%
Shareholders' equity to total assets (period end)	7.60%	7.88%	7.60%	7.88%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,641,646	$8,514,417	$9,103,058	$8,303,432
Provision for loan losses	1,035,000	296,000	2,107,000	1,253,000
Charge-offs	(979,516)	(224,776)	(1,667,686)	(1,178,791)
Recoveries	65,587	101,392	220,345	309,392
Balance, end of period	$9,762,717	$8,687,033	$9,762,717	$8,687,033

ASSET QUALITY:
Non-accrual loans			$9,002,058	$6,691,661
90 days past due and still accruing			521,961	369,289
Other real estate owned			3,025,921	260,768
Repossessed assets			1,100	-
Total non-performing assets			$12,551,040	$7,321,718
Non-performing assets to total assets			1.30%	0.84%
Allowance for loan losses to non-performing assets			77.78%	118.65%
Allowance for loan losses to total loans			1.28%	1.26%

LOAN RISK GRADE ANALYSIS:			Percentage of Loans
			By Risk Grade*
			9/30/2008	9/30/2007
Risk 1 (excellent quality)			7.03%	11.91%
Risk 2 (high quality)			16.15%	14.22%
Risk 3 (good quality)			65.14%	61.97%
Risk 4 (management attention)			8.49%	9.64%
Risk 5 (watch)			1.30%	0.93%
Risk 6 (substandard)			0.70%	0.33%
Risk 7 (low substandard)			0.00%	0.03%
Risk 8 (doubtful)			0.00%	0.00%
Risk 9 (loss)			0.00%	0.00%

*Excludes non-accrual loans

At September 30, 2008 there were two relationships exceeding $1.0 million (which totaled $3.9 million) in the Watch risk grade, two relationships exceeding $1.0 million in the Substandard risk grade (which totaled $4.0 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)